Exhibit 9

6225 Smith Avenue Baltimore, Maryland 21209 www.piperrudnick.com

PHONE FAX	(410) 580-3000 (410) 580-3001

November 20, 2000

Mercury Target Select Equity Fund, Inc. 800 Scudders Mill Road Plainsboro, New Jersey 08536

Re:	Registration Statement on Form N-1A

Ladies and Gentlemen:

We have acted as special Maryland counsel to Mercury Target Select Equity Fund, Inc., a Maryland corporation (“MTSEF”), in connection with the registration by MTSEF of up to 500,000,000 shares of the Common Stock, par value $.0001 per share, of the MTSEF series divided into four classes, designated Class I, Class A, Class B and Class C (the “Shares”), pursuant to a registration statement on Form N-1A (File Nos. 333-43136 and 811-10037), as amended (the “Registration Statement”), under the Securities Act of 1933, as amended.

In our capacity as special Maryland counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents and materials:

(a)	The Charter of MTSEF certified as of a recent date by the Maryland State Department of Assessments and Taxation (the “MSDAT”).

(b)	The By-Laws of MTSEF.

(c)	The Registration Statement and the Statement of Additional Information filed in connection therewith.

(d)	Resolutions of the Board of Directors of MTSEF relating to the authorization of (i) the issuance of the MTSEF Shares; and (ii) the Registration Statement and the transactions contemplated thereby.

(e)	A short-form Good Standing Certificate for MTSEF, dated as of a recent date, issued by the MSDAT.

(f)	A Certificate of Secretary of MTSEF, dated as of the date hereof, as to certain factual matters (the “Certificate”).

(g)	Such other documents, certificates, instruments, laws and matters as we have considered necessary to the rendering of the opinions expressed below.

In such examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. As to factual matters, we have relied on the Certificate and have not independently verified the matters stated therein.

Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

1. MTSEF is a corporation duly incorporated and validly existing under the laws of the State of Maryland.

2. The Shares to be issued by MTSEF pursuant to the Registration Statement have been duly authorized and, when issued and delivered pursuant to the Registration Statement, will constitute validly issued shares, fully paid and nonassessable, under the laws of the State of Maryland.

In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. We have assumed, for purposes of rendering this opinion, that the issuance of the Shares will not cause MTSEF to issue shares of any class in excess of the number of shares of such class authorized by the Charter. This opinion is limited to the laws of the State of Maryland, exclusive of the securities or “blue sky” laws. This opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland.

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We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 9 to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the commission thereunder. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

Very truly yours, /s/ Piper Marbury Rudnick & Wolfe LLP

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